PRICING SUPPLEMENT NO. 104                                   Rule 424(b)(3)
DATED: January 12, 1998                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:        Floating Rate Notes               Book Entry Notes
$3,000,000               [x]                               [x]

Original Issue Date:     Fixed Rate Notes                  Certificated Notes
January 12, 1998         [_]                               [_]

Maturity Date:
January 12, 1999

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                            Optional            Optional
                       Redemption           Repayment           Repayment
Redeemable On          Price(s)             Date(s)             Price(s)
-------------          ----------           ---------           ---------

N/A                    N/A                  N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
-------------------------------------

*        On the 12th of each month.

**       On the 12th of each month and at maturity.

*** The one-month LIBOR rate on January 8, 1998 minus 2 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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